UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

TIVITY HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19364	62-1117144
(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 869-5311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 8, 2019, Tivity Health, Inc., a Delaware corporation (“Tivity Health”), completed its acquisition of Nutrisystem, Inc., a Delaware corporation (“Nutrisystem”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 9, 2018, among Tivity Health, Sweet Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Tivity Health (“Merger Sub”), and Nutrisystem, Merger Sub merged with and into Nutrisystem, with Nutrisystem continuing as the surviving corporation (the “Merger”). As a result of the Merger, Nutrisystem became a wholly owned subsidiary of Tivity Health.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Nutrisystem (“Nutrisystem Shares”) issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) was converted into the right to receive (i) $38.75 in cash, without interest, and (ii) 0.2141 shares of common stock, par value $0.001 per share, of Tivity Health (“Tivity Health Shares”), with cash payable in lieu of fractional Tivity Health Shares (collectively, the “Merger Consideration”).

In connection with the Merger, Tivity Health issued approximately 6.3 million Tivity Health Shares and paid an aggregate of approximately (a) $1.1 billion in cash to former Nutrisystem stockholders in exchange for Nutrisystem Shares and (b) $5.8 million in connection with the cash settlement of options to purchase Nutrisystem Shares. Additionally, in connection with Tivity Health’s assumption of equity awards of Nutrisystem, Tivity Health issued approximately 260,000 time-vesting restricted Tivity Health Shares to former holders of awards of restricted Nutrisystem Shares and approximately 920,000 time-vesting restricted stock units to former holders of awards of Nutrisystem performance-based restricted stock units.

The issuance of Tivity Health Shares pursuant to the Merger Agreement was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Tivity Health’s registration statement on Form S-4 (Registration No. 333- 229156), which became effective on February 3, 2019 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by Tivity Health and Nutrisystem.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K, filed by Tivity Health with the Securities and Exchange Commission (the “SEC”) on December 10, 2018, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the consummation of the Merger, on March 8, 2019, Tivity Health entered into a new Credit and Guaranty Agreement (the “Credit Agreement”) with a group of lenders, Credit Suisse AG, Cayman Islands Branch, as general administrative agent, term facility agent and collateral agent (“Credit Suisse”), and SunTrust Bank, as revolving facility agent and swing line lender (“SunTrust”). The Credit Agreement replaced Tivity Health’s prior Revolving Credit and Term Loan Agreement, dated April 21, 2017 (the “Prior Credit Agreement”), with a group of lenders and SunTrust, as administrative agent. The Credit Agreement provides Tivity Health with (i) a $350.0 million term loan A facility (“Term Loan A”), (ii) an $830.0 million term loan B facility (“Term Loan B” and, together with Term Loan A, the “Term Loans”), (iii) a $125.0 million revolving credit facility that includes a $35.0 million sublimit for swingline loans and a $50.0 million sublimit for letters of credit (the “Revolving Credit Facility”; Term Loan A, Term Loan B and the Revolving Credit Facility are sometimes herein referred to collectively as the “Credit Facilities”), and (iv) uncommitted incremental accordion facilities in an aggregate amount at any date equal to the greater of $125.0 million or 50% of Tivity Health’s consolidated EBITDA for the then-preceding four fiscal quarters, plus additional amounts based on, among other things, satisfaction of certain financial ratio requirements.

Tivity Health used the proceeds of the Term Loans, borrowings under the Revolving Credit Facility and cash on hand to pay the Merger Consideration, to repay all of the outstanding indebtedness under the Prior Credit Agreement and all outstanding indebtedness of Nutrisystem under its credit agreement, and to pay transaction costs and expenses. Proceeds of the Revolving Credit Facility also may be used for general corporate purposes of Tivity Health and its subsidiaries.

Tivity Health is required to repay Term Loan A loans in consecutive quarterly installments, each in the amount of 2.50% of the aggregate initial amount of such loans, payable on June 30, 2019 and on the last day of each succeeding quarter thereafter until maturity on March 8, 2024, at which time the entire outstanding principal balance of such loans is due and payable in full. Tivity Health is required to repay Term Loan B loans in consecutive quarterly installments, each in the amount of 0.75% of the aggregate initial amount of such loans, payable on June 30, 2019 and on the last day of each succeeding quarter thereafter until maturity on March 8, 2026, at which time the entire outstanding principal balance of such loans is due and payable in full. Tivity Health is required to repay in full any outstanding swingline loans and revolving loans under the Revolving Credit Facility on March 8, 2024.

Borrowings under the Credit Agreement bear interest at variable rates based on a margin or spread in excess of either (1) one-month, two-month, three-month or six-month LIBOR (or with the approval of all lenders holding the particular class of loans), 12-month LIBOR), which may not be less than zero, or (2) the greatest of (a) the prime lending rate of the agent bank for the particular facility, (b) the federal funds rate plus 0.50%, and (c) one-month LIBOR plus 1.00% (the “Base Rate”), as selected by Tivity Health. The LIBOR margin for Term Loan A loans is 4.25%, the LIBOR margin for Term Loan B loans is 5.25% and the LIBOR margin for revolving loans varies between 3.75% and 4.25%, depending on Tivity Health’s total net leverage ratio. The Base Rate margin for Term Loan A loans is 3.25%, the Base Rate margin for Term Loan B loans is 4.25% and the Base Rate margin for revolving loans varies between 2.75% and 3.25%, depending on Tivity Health’s total net leverage ratio.

The Credit Agreement also provides for annual commitment fees ranging between 0.250% and 0.500% of the unused commitments under the Revolving Credit Facility, depending on Tivity Health’s total net leverage ratio, and annual letter of credit fees on the daily outstanding availability under outstanding letters of credit at the applicable LIBOR margin for the Revolving Credit Facility, depending on Tivity Health’s total net leverage ratio.

Extensions of credit under the Credit Agreement are secured by guarantees from substantially all of Tivity Health’s active material domestic subsidiaries and by security interests in substantially all of Tivity Health’s and such subsidiaries’ assets.

The Credit Agreement contains a financial covenant that requires Tivity Health to maintain specified maximum ratios or levels of consolidated total net debt to EBITDA, calculated as provided in the Credit Agreement. The Credit Agreement also contains various other affirmative and negative covenants customary for financings of this type that, subject to certain exceptions, impose restrictions and limitations on Tivity Health and certain of Tivity Health’s subsidiaries with respect to, among other things, indebtedness; liens; negative pledges; restricted payments (including dividends, distributions, buybacks, redemptions, repurchases with respect to equity interests, and payments, redemptions, retirements, purchases, acquisitions, defeasance, exchange, conversion, cancellation or termination with respect to junior lien, subordinated or unsecured debt); restrictions on subsidiary distributions; loans, advances, guarantees, acquisitions and other investments; mergers and other fundamental changes; sales and other dispositions of assets (including equity interests in subsidiaries); sale/leaseback transactions; transactions with affiliates; conduct of business; amendments and waivers of organizational documents and material junior debt agreements; and changes to fiscal year.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments to Tivity Health Board of Directors

As previously described in Tivity Health’s Current Report on Form 8-K filed with the SEC on December 10, 2018, effective on March 8, 2019, Dawn M. Zier, previously a member of the board of directors of Nutrisystem, was appointed as a member of Tivity Health’s board of directors.

Also, effective on March 8, 2019, Benjamin A. Kirshner, previously a member of the board of directors of Nutrisystem, was appointed as a member of Tivity Health’s board of directors. There are no family relationships between Mr. Kirshner and any previous or current officers or directors of Tivity Health and Mr. Kirshner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as set forth in the Merger Agreement. Further, there is no arrangement or understanding between Mr. Kirshner and any other persons or entities pursuant to which Mr. Kirshner was appointed as a director of Tivity Health.

Mr. Kirshner, age 40, has served as a member of Nutrisystem’s board of directors since October 2018. Since January 1, 2019, Mr. Kirshner has served as Chairman of the board of directors of Elite SEM Inc. (“Elite SEM”), a digital marketing agency which he founded in 2004. Since its founding until December 2018, he served as Elite SEM’s Chief Executive Officer. Under his guidance, Elite SEM grew to over 500 employees, has more than 800 clients and manages over $1 billion in advertising spend. Mr. Kirshner also is the founder of CoffeeForLess.com, Inc., an e-commerce coffee company which he founded in 1998. Mr. Kirshner began his career in 2000 as an account executive with 24/7 Media Inc., a digital technology company. From 2001 to 2004, he served as an account executive at Send Traffic, Inc., a performance focused, interactive marketing firm specializing in full service search marketing and pay-per-click management services. From 2006 to 2016, Mr. Kirshner served as an adjunct professor at New York University, teaching courses on search and digital marketing strategies. He serves on the board of directors of several nonprofit organizations. Mr. Kirshner earned his Bachelor in Business Administration in 2000 from George Washington University.

Dawn Zier Employment Agreement

On March 8, 2019, in connection with the completion of the Merger, Tivity Health entered into an employment agreement with Ms. Zier (the “Zier Employment Agreement”), previously the President and Chief Executive Officer of Nutrisystem.

The Zier Employment Agreement sets forth the terms and conditions for Ms. Zier’s employment with Tivity Health, including the following:

•	An annual base salary of $875,000;

•	Annual bonus with a target value equal to 100% of annual base salary;

•	Participation in Tivity Health’s long-term equity incentive program, whereby each year (including 2019), Ms. Zier will be granted an award with a target grant date fair value of $4,750,000; and

•

A special retention award consisting of (i) an award of restricted stock units with a grant date fair value of $2,000,000 providing for “cliff” vesting on May 31, 2020 and (ii) an award of performance shares that vest on the third anniversary of the closing of the Merger subject to achievement of certain cumulative adjusted EBITDA targets in respect of fiscal years 2020 and 2021 with a grant date fair value of $2,000,000 (at target) and $4,000,000 (at maximum).

The Zier Employment Agreement also specifies the treatment of Ms. Zier’s existing awards issued pursuant to the Nutrisystem Stock Plan:

•

Awards of restricted Nutrisystem shares held by Ms. Zier were assumed by Tivity Health and converted into awards of time-vesting restricted Tivity Health Shares in accordance with the Merger Agreement, and all such awards will vest and settle in full on October 15, 2019;

•

Awards of Nutrisystem performance-based restricted stock units held by Ms. Zier were assumed by Tivity Health and converted into awards of time-vesting restricted stock units of Tivity Health in accordance with the Merger Agreement, and these awards will vest as follows:

o	Tivity Health awards issued in respect of the special 2016 performance-based restricted stock units will vest and settle in full on October 15, 2019;

o

Tivity Health awards issued in respect of the annual 2017 performance-based restricted stock units will vest on a prorated daily basis (determined from the date of grant) beginning on and following October 15, 2019 through December 31, 2019; and

o

Tivity Health awards issued in respect of annual 2018 performance-based restricted stock units will vest on a prorated daily basis (determined from the date of grant) beginning on and following October 15, 2019 through December 31, 2020.

The term of the Zier Employment Agreement expires on March 8, 2020 and will automatically renew for successive one-year periods thereafter, unless either party gives written notice to the other party of its intention not to renew the Zier Employment Agreement at least 30 days prior to the end of the then current term. A non-renewal of the term by the Company will be treated as a termination without “cause”, and a non-renewal of the term by Ms. Zier will be treated as a termination without “good reason.”

In the event that Ms. Zier’s employment is terminated by Tivity Health without “cause” or by Ms. Zier for “good reason,” in addition to any accrued amounts as of the date of termination, Ms. Zier will be entitled to (i) continued payment of base salary then in effect for two years, (ii) a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on actual performance determined after the end of the fiscal year, (iii) credit against total monthly COBRA premium (if administratively possible) or reimbursement to Executive of the portion of the monthly COBRA premium that exceeds the active employee cost of group health coverage for 18 months; and (iv) direct payment to a service provider of Executive’s choice of the reasonable costs of up to 12 months of executive outplacement benefits, up to a maximum of $50,000. The Zier Employment Agreement also includes other customary terms, including with respect to termination for cause and as a result of death or disability.

In the event of termination of Ms. Zier’s employment, all outstanding stock options, restricted stock, restricted stock units, performance stock units and any other equity incentives, including the special retention award, will be treated in accordance with the terms of the award agreements to which Tivity Health and Ms. Zier are parties on the date of termination.

For 24 months following any termination of Ms. Zier’s employment, she will be subject to non-competition and non-solicitation restrictions.

The foregoing description of the Zier Employment Agreement, nondisclosure and noncompete agreement and the equity awards to be granted pursuant to the Zier Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Zier Employment Agreement, nondisclosure and noncompete agreement and the related equity award agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 8, 2019, Tivity Health issued a press release related to the matters described in this Current Report on Form 8-K. The text of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing of Tivity Health under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 9, 2018, by and among Tivity Health, Nutrisystem and Merger Sub (incorporated herein by reference to Exhibit 2.1 to Tivity Health’s Current Report on Form 8-K, filed December 10, 2018 (File No. 000-19364).†

10.1	Credit and Guaranty Agreement, dated March 8, 2019, by and among Tivity Health, certain subsidiaries of Tivity Health, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch and SunTrust Bank.

10.2	Employment Agreement, dated March 8, 2019, by and between Tivity Health and Dawn Zier.

10.3	Form of Nondisclosure and Noncompete Agreement for Ms. Zier (included in Exhibit 10.1).

10.4	Form of Amended and Restated 2014 Stock Incentive Plan Restricted Stock Unit Award Agreement for Ms. Zier (included in Exhibit 10.1).

10.5	Form of Amended and Restated 2014 Stock Incentive Plan Performance Stock Unit Award Agreement for Ms. Zier (included in Exhibit 10.1).

10.6	Form of Nutrisystem Stock Incentive Plan Restricted Stock Award Agreement for Ms. Zier (included in Exhibit 10.1).

10.7	Form of Nutrisystem Stock Incentive Plan 2016 Restricted Stock Unit Award Agreement for Ms. Zier (included in Exhibit 10.1).

10.8	Form of Nutrisystem Stock Incentive Plan 2017 Restricted Stock Unit Award Agreement for Ms. Zier (included in Exhibit 10.1).

10.9	Form of Nutrisystem Stock Incentive Plan 2018 Restricted Stock Unit Award Agreement for Ms. Zier (included in Exhibit 10.1).

99.1	Press Release issued by Tivity Health, dated March 8, 2019.

†

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tivity Health hereby agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2019	Tivity Health, Inc.

	By:	/s/ Adam Holland
Name: Adam Holland Title: Chief Financial Officer